UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217, 001-36693	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois		60179
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 11, 2016, Sears Holdings Corporation (the “Company”) held its annual meeting of stockholders at the Company’s offices in Hoffman Estates, Illinois. The meeting was held to vote on the matters described below.

1. Election of Directors. Cesar L. Alvarez, Bruce R. Berkowitz, Paul G. DePodesta, Alesia J. Haas, Kunal S. Kamlani, William C. Kunkler, III, Edward S. Lampert, Steven T. Mnuchin, Ann N. Reese and Thomas J. Tisch were elected to the Board of Directors for a one-year term expiring at the 2017 annual meeting of stockholders and until their successors are elected and qualified. The votes on this matter were as follows:

Name	For	Withheld	Broker Non-Vote
Cesar L. Alvarez	87,578,028	3,783,013	8,086,724
Bruce R. Berkowitz	90,649,591	711,450	8,086,724
Paul G. DePodesta	90,245,301	1,115,740	8,086,724
Alesia J. Haas	90,522,214	838,827	8,086,724
Kunal S. Kamlani	90,471,967	889,074	8,086,724
William C. Kunkler, III	90,489,134	871,907	8,086,724
Edward S. Lampert	90,374,534	986,507	8,086,724
Steven T. Mnuchin	90,458,830	902,211	8,086,724
Ann N. Reese	90,257,548	1,103,493	8,086,724
Thomas J. Tisch	90,256,330	1,104,711	8,086,724

2. Advisory Vote to Approve the Compensation of Named Executive Officers. The stockholders approved, by an advisory vote, the compensation of the Company’s named executive officers as described in the Company’s proxy statement. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Vote
89,717,830	1,494,989	148,222	8,086,724

3. Ratification of the Appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2016. The stockholders ratified the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2016. The votes on this matter were as follows:

For	Against	Abstain
98,838,181	524,737	84,847

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

	By:	/s/ Kristin M. Coleman
Kristin M. Coleman, Senior Vice President, General Counsel & Corporate Secretary

Date: May 12, 2016